Exhibit 99.1

NEWS RELEASE

For additional information contact:
Justine Koenigsberg (investors)
Concert Pharmaceuticals, Inc.
(781) 674-5284
ir@concertpharma.com

Kathryn Morris (media)
The Yates Network
(845) 635-9828

FOR IMMEDIATE RELEASE
Vertex to Acquire CTP-656 from Concert Pharmaceuticals for the Treatment of Cystic Fibrosis
-Vertex to develop CTP-656 for potential use in future combination regimens aimed at treating the underlying cause of CF-
-Concert to receive $160 million in cash with potential for $90 million in future regulatory approval milestone payments-
- Concert to Host Conference Call at 8:30 AM EST to Discuss Transaction and 2016 Financial Results -
Lexington, MA (March 6, 2017) -- Concert Pharmaceuticals, Inc. (NASDAQ: CNCE) today announced that it has signed a definitive asset purchase agreement with Vertex Pharmaceuticals, Inc. (NASDAQ: VRTX) under which Vertex will acquire CTP-656. CTP-656 is an investigational cystic fibrosis transmembrane conductance regulator (CFTR) potentiator that has the potential to be used as part of future once-daily combination regimens of CFTR modulators that treat the underlying cause of CF. As part of the agreement, Vertex will pay Concert $160 million in cash for all worldwide development and commercialization rights to CTP-656. If CTP-656 is approved as part of a combination regimen to treat CF, Concert could receive up to an additional $90 million in milestones based on regulatory approval in the U.S. and reimbursement in the UK, Germany or France. The agreement is subject to approval by Concert’s shareholders and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Concert’s Board of Directors unanimously support the transaction and recommend that Concert’s shareholders vote in favor of it.
“With Vertex’s clinical and commercial expertise in CF, this agreement provides the optimal pathway to rapidly advance the development of CTP-656 for the benefit of cystic fibrosis patients,” said Roger Tung, Ph.D., President and Chief Executive Officer of Concert Pharmaceuticals. “The financial strength provided to Concert by this agreement will allow us to advance CTP-543 into pivotal testing and broaden our proprietary development pipeline.”
CTP-656 was developed by Concert through the application of deuterium chemistry to modify Vertex’s CFTR potentiator ivacaftor. Ivacaftor was discovered by Vertex scientists and is approved in the U.S., Europe, Canada and Australia for people with CF who have specific mutations in the CFTR gene. CTP-656 has the potential to play a key role in future once-daily combination regimens to treat CF. Concert is currently conducting a Phase 2 study of CTP-656 in people with CF who have gating mutations. As part of the agreement, Vertex will acquire rights to all of Concert’s other CF research and preclinical programs.

Conference Call to Discuss Asset Purchase and 2016 Financial Results
The Company will host a conference call and webcast today at 8:30 a.m. EST to discuss this announcement and discuss full year 2016 financial results. To access the conference call, please dial (855) 354-1855 (U.S. and Canada) or (484) 365-2865 (International) five minutes prior to the start time.
A live webcast may be accessed in the Investors section of the company’s website at www.concertpharma.com. Please log on to the Concert website approximately 15 minutes prior to the scheduled webcast to ensure adequate time for any software downloads that may be required. A replay of the webcast will be available on Concert’s website for three months.
Additional Information about the Transactions and Where to Find It
This press release is being made in respect of the proposed asset sale with Vertex. The proposed asset sale and the asset purchase agreement will be submitted to the shareholders of the Company for their consideration and approval. In connection with the proposed asset sale, the Company will file a proxy statement with the SEC. This press release does not constitute a solicitation of any vote or proxy from any shareholder of the Company. Investors are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the proposed asset sale. The definitive proxy statement will be mailed to the Company’s shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents may also be obtained free of charge at the Investors section of the Company’s website, www.concertpharma.com, or by directing a written request to Concert Pharmaceuticals, Inc., Attn: Investor Relations, in writing, at 99 Hayden Ave, #500, Lexington, MA 02421.
The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed asset sale. Information about the Company’s directors and executive officers is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 6, 2017. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the proposed asset sale when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.
About Concert
Concert Pharmaceuticals is a clinical stage biopharmaceutical company focused on applying its DCE Platform® (deuterated chemical entity platform) to create novel medicines designed to address unmet patient needs. The Company’s approach starts with approved drugs in which deuterium substitution has the potential to enhance clinical safety, tolerability or efficacy. Concert has a broad pipeline of innovative medicines targeting pulmonary diseases, including cystic fibrosis, autoimmune and inflammatory diseases and central nervous systems (CNS) disorders. For more information please visit www.concertpharma.com.
Cautionary Note on Forward Looking Statements
Any statements in this press release about our future expectations, plans and prospects, including statements about the asset purchase agreement, potential payments to be received pursuant to the asset purchase agreement, clinical development of CTP-656 and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K  filed with the Securities and Exchange Commission and in other filings that we make with the Securities and Exchange Commission.  In addition, any forward-looking statements included in this press release represent our views only as of the date of this release and should not be relied upon as representing our views as of any subsequent date.  We specifically disclaim any obligation to update any forward-looking statements included in this press release.
Concert Pharmaceuticals Inc., the CoNCERT Pharmaceuticals Inc. logo and DCE Platform are registered trademarks of Concert Pharmaceuticals, Inc.
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